UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Telomir Pharmaceuticals Reports New Cellular Data Supporting an Epigenetic Modulation Mechanism Implicated in Cancer and Aging

Cellular findings show Telomir-Zn modulates intracellular metal balance linked to oxidative stress, mitochondrial dysfunction, DNA methylation instability, and genomic integrity—without relying on cytotoxic mechanisms.

On February 5, 2026, Telomir Pharmaceuticals, Inc. (the “Company”) reported new findings from preclinical cellular studies evaluating its lead investigational compound, Telomir-1, in the form of Telomir-Zn.

In these studies, done in collaboration with Smart Assays Biotechnologies, Telomir-Zn was shown to induce a rapid and coordinated intracellular redistribution of metals, characterized by increased intracellular zinc levels and a reciprocal reduction in labile ferrous iron. The effects were dose-dependent, detected within approximately 30 minutes of exposure, sustained over a two-hour period, and observed without loss of cell confluence or viability in the evaluated cellular models. Zinc accumulation and iron reduction occurred over similar concentration ranges and timeframes, supporting a coordinated intracellular process rather than independent or nonspecific metal effects.

Iron and zinc play fundamentally different roles in cellular biology. Excess labile iron is redox-active and can drive reactive oxygen species generation, contributing to mitochondrial damage, DNA instability, and dysregulation of metal-dependent epigenetic enzymes. Zinc, by contrast, is redox-inert and supports chromatin structure, DNA repair, antioxidant defenses, and proper regulation of epigenetic processes. The observed simultaneous reduction of redox-active iron and enrichment of intracellular zinc suggests a metal-exchange process that may reduce oxidative stress while stabilizing epigenetic and mitochondrial function.

These findings are significant because dysregulated metal balance, oxidative stress, and epigenetic instability are shared upstream drivers of both cancer biology and age-related cellular decline. By demonstrating coordinated zinc–iron modulation, the reported data support a mechanism that acts at a foundational biological level rather than targeting downstream disease manifestations.

The Company also reported that it continues to advance a portfolio of ongoing and completed preclinical research programs, including studies in triple-negative breast cancer models and longevity-focused models. Based on data generated from completed studies, manuscript submissions to peer-reviewed journals have been initiated, while additional data continue to be generated from ongoing preclinical studies.

In addition, the Company reported that it is finalizing IND-enabling activities and currently plans to submit an Investigational New Drug application in the first quarter of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: February 5, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer